Exhibit 99.1

News Release

CONTACT:	PadillaCRT
Shawn Brumbaugh
shawn.brumbaugh@padillacrt.com
612-455-1754

ARCTIC CAT HIRES CHRISTOPHER J. EPERJESY AS CHIEF FINANCIAL OFFICER

MINNEAPOLIS, February 9, 2015 – Arctic Cat Inc. (NASDAQ: ACAT) today announced that Christopher J. Eperjesy, 47, will join the company as chief financial officer, effective February 16, 2015. Eperjesy brings 25 years of finance experience to his new role with Arctic Cat, including serving the past 12 years as CFO of a public company. Eperjesy succeeds Timothy Delmore, who retired at the end of December, as planned.

Commented Christopher T. Metz, Arctic Cat’s president and CEO: “After conducting a nationwide search, we are pleased that Chris Eperjesy will be joining us as CFO. Chris is a proven corporate finance leader with deep manufacturing and international experience in the power equipment and automotive industries, as well as retail. He also has a strong background in mergers and acquisitions, which is a new strategic focus for Arctic Cat, as we seek small, bolt-on acquisitions that can expand our capabilities and revenues. We look forward to Chris’ involvement, as we develop and implement our strategic growth plans.”

Since 2002, Eperjesy has been chief financial officer, vice president of finance and treasurer, at Twin Disc Inc., a publicly held company headquartered in Racine, Wis. Twin Disc is an international manufacturer and worldwide distributor of heavy-duty, off-highway and marine power transmission equipment and related products. While there, he was responsible for all public company reporting, finance and internal controls, treasury, IT and legal functions.

Prior to Twin Disc, Eperjesy served as a divisional vice president of corporate finance for Kmart from 2001 to 2002, where he helped build the company’s financial planning and analysis capability. Before that, he spent six years with the Chrysler Corporation/DaimlerChrysler AG in a variety of increasingly responsible corporate finance roles in the United States, Belgium and Germany. He began his career as an accountant, spending five years with Coopers & Lybrand, now PricewaterhouseCoopers, in the firm’s Detroit and Germany offices.

Eperjesy said: “I am excited to join Arctic Cat, which is a strong power sports brand with tremendous opportunities for improved performance. The company’s industry and its financial needs complement my skillset. I’m looking forward to working together with the Arctic Cat team to contribute to the company’s growth goals.”

Arctic Cat Names CFO – Page 2

Eperjesy earned a master of business administration degree from the Kelley School of Business at Indiana University, Bloomington, Ind. He received a bachelor’s degree in accounting from the University of Michigan, Ann Arbor, Mich. He is a certified public accountant.

About Arctic Cat

Arctic Cat Inc. designs, engineers, manufactures and markets all-terrain vehicles (ATVs), side-by-sides and snowmobiles under the Arctic Cat® brand name, as well as related parts, garments and accessories. Its common stock is traded on the NASDAQ Global Select Market under the ticker symbol “ACAT.” More information about Arctic Cat and its products is available at www.arcticcat.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. The Company’s Annual Report, as well as the Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, the Company’s press releases and oral statements made with the approval of an authorized executive officer, contain forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that indicate future events and trends identify forward-looking statements including statements related to our business strategy and growth prospects and anticipated contributions by Mr. Eperjesy. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to: availability of acquisition targets; unexpected expenses and delays relating to our strategic plans; and those set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2014, under heading “Item 1A. Risk Factors.” The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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